SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported) April 20, 2006

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zipcode)

Registrant’s telephone number, including area code: (412) 434-3131

Not Applicable

(Former name or former address, if changed since last report)

Item 7.01. Regulation FD Disclosure

On April 20, 2006, PPG announced it plans to begin repurchasing PPG Industries shares, from time to time, in the open market or through private transactions. The repurchases will be made under a previously announced and unused ten million share repurchase program. As required by Securities and Exchange Commission rules, PPG will report any share repurchases quarterly, in PPG’s periodic reports to be filed with the SEC.

Forward-Looking Statements

Statements in this Form 8-K relating to matters that are not historical facts are forward-looking statements reflecting current views with respect to future events. Many factors could cause future events to differ significantly from those anticipated in current views. Among those factors are the risks and uncertainties discussed in PPG’s other filings with the Securities and Exchange Commission. Possible risks and uncertainties regarding the forward-looking statements include PPG’s determination from time to time whether to purchase any shares under the share repurchase authorization.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

/s/ W. H. Hernandez
W. H. Hernandez
Senior Vice President, Finance

Date:  April 21, 2006